EXHIBIT 10.29
Further Lane, Inc.
84 Valley View Avenue
Ridgewood, NJ  07450

David McCarthy, Principal

February 29, 2012

RedFin Network, Inc.
Jeff Schultz, CEO
1500 West Cypress Creek Road
Fort Lauderdale, FL, 33309

 Invoice number – 001-2

Consulting Services -	Services. Further Lane, Inc. hereby agrees to perform the services (the “Services”) set forth in the description of services (the “Description of Services”) in a professional manner consistent with industry standard practices.

Compensation –	For a One-Year Consulting Engagement for Services, the amount payable to Further Lane is $25,000.00. Please make all checks or wires payable to Further Lane, Inc., Citibank Account 9958951745, ABA # 021000089, Federal tax # 26-0587878.

DescriptionofServices–	The Services shall include the following public relations, business intelligence, mergers and acquisition strategy, communications, and such other related services as shall be reasonably determined mutually by Further Lane and the Company’s President, Board of Directors or their respective designees from time to time:

i.	Advisory services with respect to improving the image of the Company in theinvestment community and the market generally.

ii.	Advisory services with respect to improving the investment community’s and general market’s awareness of the Company and its businesses.

iii.	Advisory services with respect to improving the content and presentation ofthe Company’s public communications (including press releases, presentations and other corporate communications).

iv.	Advisory services with respect to optimizing the Company’s capital structure to optimize the Company’s market value.

v.	Introductions to qualified institutional and retail investors and brokers worldwide who may have an interest in the Company and its business.

vi.	Introductions to market makers who may have an interest in making amarket in the Company’s common stock.

vii.	Introductions to accredited investors who may have an interest in makingprivate investments into the Company.

Please remit payment as soon as possible.

Sincerely,

David McCarthy
Further Lane, Inc.